SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2010

KAISER FEDERAL FINANCIAL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-34979 (Commission File Number)	26-1500698 (I.R.S. Employer Identification No.)

1359 N. Grand Avenue, Covina, CA 91722
 (Address of principal executive offices)

(626) 339-9663
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Employment Agreements.  On November 19, 2010, Kaiser Federal Bank entered into employment agreements with Kay Hoveland, President and Chief Executive Officer of Kaiser Federal Bank, Dustin Luton, Chief Operating Officer of Kaiser Federal Bank, Jean Carandang, Chief Financial Officer of Kaiser Federal Bank, Nancy Huber, Chief Credit Officer of Kaiser Federal Bank, and Jeanne Thompson, Chief Administrative Officer of Kaiser Federal Bank (referred to below as the “executives” or “executive”).  Each employment agreement has an initial term of two years.  At least 60 days prior to the anniversary date of each agreement, the disinterested members of the Board of Directors of Kaiser Federal Bank must conduct a comprehensive performance evaluation and affirmatively approve any extension of each agreement for an additional year or determine not to extend the term of the agreement.  If the Board of Directors determines not to extend the term, it must notify the executive at least 30 days, but not more than 60 days, prior to such date.  Each agreement will provide for a payment of base salary of $364,000, $275,000, $180,000, $175,000, and $155,000, for Ms. Hoveland, Mr. Luton, Ms. Carandang, Ms. Huber and Ms. Thompson, respectively.  Each executive’s base salary will be reviewed at least annually, and may be increased, but not decreased.  In addition to base salary, each agreement provides for, among other things, participation in bonus programs and other employee pension benefit and fringe benefit plans applicable to executive employees.

In the event of the executive’s involuntary termination of employment for reasons other than cause, disability or death, or in the event the executive resigns during the term of his or her agreement for “good reason,” the executive would be entitled to a severance payment equal to one times the executive’s highest annual rate of base salary at any time during the term of the agreement, payable in a single cash lump sum distribution.  In addition, the executive would be entitled, at no expense, to the continuation of substantially comparable life, medical and disability coverage that cease upon the earlier of: (i) the last day of the 12-month period following the executive’s date of termination; or (ii) the date the executive becomes eligible for Medicare coverage.  However, if changes in the laws, including as the result of recent health care reform legislation, subjects Kaiser Federal Bank to taxes or penalties for providing any of the promised benefits then, in lieu of such in-kind benefit, Kaiser Federal Bank would make a cash lump sum payment to the executive, reasonably estimated to be equal to the cost of such benefit.  Finally, the executive would be entitled to receive a lump-sum payment equal to the present value of Kaiser Federal Bank’s contributions that would have been made on his or her behalf to the 401(k) plan and the employee stock ownership plan as if the executive had continued working for Kaiser Federal Bank for a 12-month period following the executive’s date of termination, earning his or her base salary in effect as of the date of termination and as if the executive had made the maximum amount of employee contributions permitted under the 401(k) plan.  For purposes of this agreements, “good reason” is defined as follows: (i) a material reduction in base compensation; (ii) a material reduction in the executive’s duties or responsibilities; (iii) a requirement that the executive reports to a corporate officer other than the President and Chief Executive Officer, (iv) a material reduction in the budget over which the executive has authority (v) a relocation of the executive’s principal place of employment by more than 50 miles from the location, as of the date of the agreement, or (vi) a material breach of the agreement by Federal Kaiser Bank.  For Ms. Hoveland, “good reason” is defined as the requirement that she reports to a corporate officer instead of the Board of Directors.

If the executive’s involuntary termination of employment or voluntary resignation for “good reason” occurs following a change in control of Kaiser Federal Financial Group, Inc. or Kaiser Federal Bank, the executive would be entitled to a severance payment equal to two times the sum of: (i) the executive’s highest annual rate of base salary at any time during the term of the agreement and (ii) the executive’s highest annual bonus received during the latest two calendar years prior to the termination, payable in a single cash lump sum distribution.  In addition, the executive would be entitled, at no expense, to the continuation of substantially comparable life, medical and disability coverage that cease upon the earlier of: (i) the last day of the 24-month period following the executive’s date of termination; or (ii) the date the executive becomes eligible for Medicare coverage.  However, if changes in the laws, including as the result of recent health care reform legislation, subjects Kaiser Federal Bank to taxes or penalties for providing any of the promised benefits then, in lieu of such in-kind benefit, Kaiser Federal Bank would make a cash lump sum payment to the executive, reasonably estimated to be equal to the cost of such benefit.  Finally, the executive would be entitled to receive a lump-sum payment equal to the present value of Kaiser Federal Bank’s contributions that would have been made on his or her behalf to the 401(k) plan and the employee stock ownership plan as if the executive had continued working for Kaiser Federal Bank for a 24-month period following the executive’s date of termination, earning his or her base salary in effect as of the date of termination and as if the executive had made the maximum amount of employee contributions permitted under the 401(k) plan.

In addition, should the executive become disabled, the executive will be entitled to receive his or her base salary for the remaining term of the agreement, or one year, whichever is the longer period of time.  In the event of the executive’s death while employed, the executive’s beneficiaries will be paid his or her base salary for one year following death, and Kaiser Federal Bank will continue to provide non-taxable medical and dental benefits to the executive’s family for one year thereafter.

Upon termination of employment due to retirement, the executive would only be entitled to his or her benefits under any retirement plan of Kaiser Federal Bank to which the executive is a party.  In the event the executive is terminated for cause, the executive would have no right to receive compensation or other benefits for any period after her termination.

Each agreement provides that for one year following the executive’s termination (other than termination of employment following a change in control), the executive agrees not to compete with Kaiser Federal Financial Group, Inc. or Kaiser Federal Bank within 25 miles of the locations in which Kaiser Federal Financial Group, Inc. or Kaiser Federal Bank has business operations or has filed an application for regulatory approval to establish an office.

The foregoing description of the employment agreements with Ms. Hoveland, Mr. Luton, Ms. Carandang, Ms. Huber, and Ms. Thompson are qualified in their entirety by reference to the employment agreements that are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, and Exhibit 10.5 of this Current Report on Form 8-K, and are incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None
(b)	Pro Forma Financial Information: None
(c)	Shell company transactions: None
(d)	Exhibits:
	Exhibit Number	Description
	Exhibit 10.1	Employment Agreement between Kaiser Federal Bank and Kay Hoveland.
	Exhibit 10.2	Employment Agreement between Kaiser Federal Bank and Dustin Luton.
	Exhibit 10.3	Employment Agreement between Kaiser Federal Bank and Jean Carandang.
	Exhibit 10.4	Employment Agreement between Kaiser Federal Bank and Nancy Huber.
	Exhibit 10.5	Employment Agreement between Kaiser Federal Bank and Jeanne Thompson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER FEDERAL FINANCIAL GROUP, INC.

Date: November 23, 2010	By: /s/ K. M. Hoveland
Kay Hoveland
President and Chief Executive Officer
(Duly Authorized Representative)